Exhibit 16.2

May 1, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Amendment No. 3 to the Registration Statement on Form S-4, File No. 333-267918, dated May 1, 2023   of TradeUP Acquisition Corp. (“Registrant”) and are in agreement with the statements contained under the section “Change in Accountants” as it pertains to our firm; we are not in a position to agree or disagree with other statements of Registrant contained therein.

Very truly yours,

/s/ Friedman LLP

Friedman LLP

New York, NY